Exhibit 10.1

‘mktg, inc.’

SECURITIES PURCHASE AGREEMENT

November 25, 2009

12.5% Senior Secured Notes

Series D Convertible Participating Preferred Stock

Warrants to Purchase Common Stock

i

EXHIBITS

Exhibit A	-	Form of Certificate of Designations
Exhibit B	-	Form of Secured Note
Exhibit C	-	Form of Warrant
Exhibit D	-	Form of Registration Rights Agreement
Exhibit E	-	Form of Irrevocable Transfer Agent Instructions
Exhibit F	-	Form of Secretary’s Certificate
Exhibit G	-	Form of Officer’s Certificate
Exhibit H	-	Form of Lock-Up Agreement
Exhibit I	-	Form of Director Indemnification Agreement

SCHEDULES

Schedule of Buyers
Schedule 3(a)	-	Subsidiaries
Schedule 3(d)	-	No Conflicts
Schedule 3(e)	-	Consents
Schedule 3(k)	-	Certain SEC Matters
Schedule 3(l)	-	Absence of Certain Changes
Schedule 3(n)	-	Certain Nasdaq Matters
Schedule 3(q)	-	Transactions with Affiliates
Schedule 3(r)	-	Equity Capitalization
Schedule 3(s)	-	Indebtedness and Other Contracts
Schedule 3(t)	-	Absence of Litigation
Schedule 3(w)	-	Title
Schedule 3(z)	-	Subsidiary Rights
Schedule 3(bb)	-	Internal Accounting and Disclosure Controls
Schedule 3(kk)	-	Ranking of Notes
Schedule 4(d)	-	Use of Proceeds

SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 25, 2009, by and among ‘mktg, inc.’, a Delaware corporation, with headquarters located at 75 Ninth Avenue, New York, NY 10011 (the “Company”), and the “UCC Investor” and the “Management Investors” listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

          WHEREAS:

          A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

          B. The Company has authorized a new series of convertible participating preferred stock of the Company designated as Series D Convertible Participating Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible participating preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”), which Preferred Shares shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations.

          C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement,

          (i) that aggregate principal amount of Senior Secured Promissory Notes substantially in the form attached hereto as Exhibit B (the “Notes”) issued by the Company set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate amount for all Buyers shall be $2,500,000.00),

          (ii) that aggregate number of Preferred Shares set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate number for all Buyers shall be 2,500,000 shares), and

          (iii) warrants substantially in the form attached hereto as Exhibit C (the “Warrants”) to acquire up to that number of shares of Common Stock (as exercised, collectively, the “Warrant Shares”) set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate amount of Warrant Shares for all Buyers upon exercise shall be 2,456,272 Warrant Shares, subject to adjustment as set forth in the Warrants).

          D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          E. The Notes, the Preferred Shares and the Warrants are collectively referred to herein as the “Closing Date Securities”. The Notes, the Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

          NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES, PREFERRED SHARES AND WARRANTS.

          (a) Notes, Preferred Shares, and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) the aggregate principal amount of Notes as is set forth opposite such Buyer’s name on the Schedule of Buyers, (ii) the number of Preferred Shares as is set forth opposite such Buyer’s name on the Schedule of Buyers, and (iii) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name on the Schedule of Buyers.

          (b) Closing. The closing (the “Closing”) of the purchase of the Notes, the Preferred Shares, and the Warrants by the Buyers shall occur at the offices of Finn Dixon & Herling LLP, 177 Broad Street, Stamford, CT 06901, counsel to the UCC Investor. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on the first business day on which the conditions to the Closing set forth in Sections 6 and 7 below have been satisfied or waived (or such other date and time as is mutually agreed to by the Company and each Buyer).

          (c) Purchase Price. The aggregate purchase price for the Notes, the Preferred Shares and the Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name on the Schedule of Buyers. Each Buyer shall pay $0.68 for each Preferred Share, $1.00 per dollar of principal amount of Notes, and $0.32 for each Warrant to be purchased by such Buyer at the Closing.

          (d) Form of Payment. On the Closing Date,

               (i) each Buyer shall pay its portion of the Purchase Price to the Company for the Notes, the Preferred Shares and related Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, minus amounts withheld by the UCC Investor pursuant to Section 4(g) and amounts paid on behalf of the Company pursuant to Section 1(d)(iii);

               (ii) the Company shall deliver to each Buyer such Closing Date Securities, each duly executed on behalf of the Company and registered on the transfer books of the Company in the name of such Buyer or its designee; and

               (iii) the UCC Investor shall pay on behalf of the Company, out of the Purchase Price, to an account designated by the Diageo Parties (as defined herein) the amount necessary to satisfy all amounts due (the “Diageo Payoff Amount”) under the Promissory Note dated July 31, 2009 issued by the Company to the Diageo Parties (the “Diageo Note”).

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

          Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

          (a) Organization; Authority . Such Buyer (if not a Management Investor) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined in Section 3(b) below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

          (b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Closing Date Securities, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares, and (iii) upon exercise of the Warrants, will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer (if it is not a Management Investor) is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of the 1933 Act.

          (c) Accredited Investor Status . Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

          (d) Reliance on Exemptions . Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

          (h) Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares, the Warrant Shares, the Notes and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, unless otherwise required by state securities laws, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(b)(1)(i).

          (i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) if an entity, result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

          (l) No Brokers. Each Buyer represents that it neither is nor will be obligated for any broker’s or finder’s fee or commission in connection with this transaction. Each Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker’s or finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer is responsible.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that:

          (a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents or by the other agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

          (b) Authorization; Enforcement; Validity. The Company and each of its Subsidiaries, to the extent a party thereto, has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the other Secured Note Documents (for all purposes in this Agreement, as defined in each of the Notes), the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and, in the case of the Company, to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries, as applicable, and the consummation by the Company, and each of its Subsidiaries, as applicable, of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the granting of any security to secure the Company’s and its Subsidiaries’ obligations under the Secured Note Documents, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares and the issuance of the Warrants and the reservation for issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and its Subsidiaries, in each case to the extent a party thereto, and constitute the legal, valid and binding obligations of the Company and its Subsidiaries, as applicable, enforceable against the Company and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations in the form attached hereto as Exhibit A will be filed with the Secretary of State of the State of Delaware prior to Closing and will be in full force and effect, enforceable against the Company in accordance with its terms and will not be amended prior to the Closing.

          (c) Issuance of Securities. The issuance of the Notes, the Preferred Shares and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price) and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Upon issuance or conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

          (d) No Conflicts. Except as set forth on Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries, as applicable, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Preferred Shares and the Warrants and reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any certificate of incorporation, certificate of formation, any certificate of designations or other constituent document of any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)) or the Certificate of Designations or any other certificates of designations of the Company or any of its Subsidiaries bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

          (e) Consents. Except as set forth on Schedule 3(e), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any such Subsidiary is required to obtain pursuant to the preceding sentence will be obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as set forth on Schedule 3(e), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. Set forth on Schedule 3(e) is the Company’s plan to return to compliance with the requirements of the Principal Market. The Company has received written approval from the NASDAQ Listing Qualifications Department in accordance with NASDAQ Rule 5635(f) that approval of the stockholders of the Company is not required for issuance of the Securities under NASDAQ Rule 5635.

          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the UCC Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the UCC Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), since January 1, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system that have been requested by each Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since March 31, 2008, nothing has occurred that could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3(l), since March 31, 2008, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(s)) (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (m) Intentionally Deleted.

          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(n), since January 1, 2007, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

          (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options or restricted stock disclosed on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 8,596,951 are issued and outstanding and 352,451shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock of which, as of the date hereof, none are issued and outstanding. No shares of the Company’s Series A Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, par value $0.001 per share, were ever issued by the Company. All shares of the Company’s Series C Preferred Stock, par value $4.00 per share, that were ever issued have been validly cancelled. All of such outstanding shares of Common Stock have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. Schedule 3(r) sets forth the shares of Common Stock owned beneficially or of record and Common Stock Equivalents (as defined below) held by each director and executive officer.

          (s) Indebtedness and Other Contracts. Except as set forth in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in material violation of any term of or in material default under any material contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness in excess of $50,000. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

          (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (v) Employee Relations.

               (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (w) Title. Except as set forth on Schedule 3(w), the Company and its Subsidiaries have (i) good and marketable title in fee simple to all real property, if any, and (ii) good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property or interests and do not interfere with the use made and proposed to be made of such property or interests by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto necessary to conduct their respective businesses as now conducted except where the failure to so own or possess would not reasonably be expected to result in a Material Adverse Effect (collectively, “Intellectual Property Rights”). None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

          (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (z) Subsidiary Rights. Except as set forth in Schedule 3(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The transactions contemplated hereby will not result in an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          (bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in Schedule 3(bb), during the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

          (cc) Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed.

          (dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

          (ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

          (ff) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

          (gg) Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement and the information referred to in Section 2(e), furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (hh) Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Federal Reserve Board). No part of the proceeds of any of the Notes will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Federal Reserve Board.

          (ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Federal Reserve Board. Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve Board. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve Board.

          (jj) Anti-Terrorism Laws.

               (i) Neither the Company nor any of its Subsidiaries is, and to the knowledge of the Company and its Subsidiaries, none of their respective affiliates is in violation of any requirement of law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended.

               (ii) Neither the Company nor any of its Subsidiaries is, and to the knowledge of the Company or any such Subsidiary, no affiliate or broker or other agent of the Company or any such Subsidiary acting or benefiting in any capacity in connection with the issuance and sale of the Closing Date Securities is any of the following:

          (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (2) a Person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (3) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

          (4) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

               (iii) Neither the Company nor any of its Subsidiaries, and to the knowledge of the Company or any such Subsidiary, no broker or other agent of the Company or any such Subsidiary acting in any capacity in connection with the issuance and sale of the Closing Date Securities, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          (kk) Ranking of Notes. Except as set forth on Schedule 3(kk), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

4. COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the UCC Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the UCC Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

          (c) Reporting Status. Until the date on which the Buyers shall have sold all the Conversion Shares and the Warrant Shares, and none of the Preferred Shares or Warrants is outstanding, the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act. Until the date on which the Buyers shall have sold, in the aggregate, seventy-five percent (75%) of the Conversion Shares and the Warrant Shares issuable upon conversion of the Preferred Shares and exercise of the Warrants purchased by them hereunder (the “Reporting Period”), the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Conversion Shares and the Warrant Shares, the Company shall use commercially reasonable efforts to maintain its eligibility to register the Conversion Shares and the Warrant Shares for resale by the Buyers on Form S-3.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities in accordance with Schedule 4(d), and not for any other purpose, including the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

          (e) Financial Information. The Company agrees to send the following to the UCC Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) at least thirty (30) days prior to the end of the fiscal year, a comprehensive operating budget for the upcoming fiscal year, (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders and (iv) to the extent not already provided for herein, the information set forth in Section 9(q) of the Notes during the timeframe provided for in such section of the Notes (even if the Notes are no longer outstanding). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market (subject to official notice of issuance). During the Reporting Period, the Company shall use commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market or any Eligible Market (as defined in the Certificate of Designations). Neither the Company nor any of its Subsidiaries shall take any action during the Reporting Period which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f). The Company shall use its best efforts to satisfy the procedures set forth on Schedule 3(e) in order to return to compliance with the requirements of the Principal Market within the time frame set forth on such Schedule 3(e).

          (g) Fees. The Company shall pay or reimburse the UCC Investor and its designees for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be non-refundable and payable as follows: (x) $150,000 of such amount shall be paid by the Company on the date hereof and (y) the remainder shall be paid by the Company at Closing or upon termination of this Agreement as provided in this Agreement (not to exceed, in respect of costs and expenses up to and including the Closing, $250,000 in the aggregate). From and after the Closing, the Company shall be responsible for the payment of any fees reasonably incurred by the UCC Investor and Union Capital Corporation in connection with enforcement of the Transaction Documents and/or in connection with any amendments or modifications to the Transaction Documents requested by or on behalf of the Company (irrespective of the $250,000 maximum set forth in the preceding clause). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby,including, without limitation, any fees payable to the Collateral Agent (as defined below). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

          (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          (i) Interim Actions. The Company shall not, or allow any Subsidiary to, during the period between the date hereof and the earlier of the Closing Date and the date this Agreement is terminated in accordance with Section 8, take any action (i) listed in Section 3(l), (ii) that, had the Preferred Stock been outstanding at such time, (A) would have resulted in a distribution or payment to the holders of the Preferred Stock, (B) would, or together with other like events could, have resulted in any adjustments to the terms of the Preferred Stock, or (C) would have required the prior approval of or consent by the holders of the Preferred Stock or (iii) that would have violated the terms of the Secured Note Documents (had they been outstanding).

          (j) Full Access. During the period between the date hereof and the earlier of the Closing Date or the date this Agreement is terminated in accordance with Section 8, the Company will permit the Buyers to have reasonable access at reasonable times to its premises, properties, personnel and other third parties whose consent is required in order to consummate the transactions contemplated hereby, and to the books and documents of or pertaining to the Company and its Subsidiaries.

          (k) No Conflicting Agreements. During the period between the date hereof and the earlier of the Closing Date or the date this Agreement is terminated in accordance with Section 8, the Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere with the Company’s obligations to the Buyers under the Transaction Documents.

          (l) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange such that it would require shareholder approval before the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

          (m) Disclosure of Transactions and Other Material Information.

               (i) As soon as reasonably practicable after the date hereof (but in any event within three (3) Business Days after the date hereof), the Company shall mail to the holders of Common Stock the letter required by Nasdaq Rule 5635(f) in the form previously agreed to by the Parties.

               (ii) On or before 8:30 a.m., New York City time, on the third Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Certificate of Designations, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, none of the Company, its Subsidiaries or any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i), the UCC Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

          (n) Additional Registration Statements. Until a registration statement of the type described in the Registration Rights Agreement covering the resale of the Conversion Shares and the Warrant Shares has been declared effective, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities other than on Form S-8 (as promulgated under the 1933 Act) or its then equivalents relating to equity securities to be issuable solely in connection with stock option or other employee benefit plans.

          (o) Corporate Existence. Without limiting any covenant set forth in the Notes, so long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

          (p) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) one hundred thirty percent (130%) of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) one hundred percent (100%) of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

          (q) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (r) Additional Issuances of Securities.

               (i) For purposes of this Section 4(r), the following definitions shall apply.

          (1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

          (2) “Eligible UCC Investor” means the UCC Investor or any transferee of such UCC Investor as permitted hereunder.

          (3) “Excluded Securities” means the Excluded Securities set forth in the Certificate of Designations and any Common Stock issued or issuable upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof and listed on Schedule 3(r) hereto; provided, that such issuance is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the date hereof and such Options or Convertible Securities are not amended, modified or changed after the date hereof in any material respect.

          (4) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

          (5) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

          (6) “Subsequent Placement” means any action to offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents, other than Excluded Securities.

               (ii) From the Closing Date until no Preferred Shares remain outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(r)(ii).

          (1) The Company shall deliver to each Eligible UCC Investor a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Eligible UCC Investor (a) that portion of the Offered Securities which equals the proportion that the Common Stock issued and held by such Eligible UCC Investor, or issuable upon conversion or exercise of all Common Stock Equivalents then held by such Eligible UCC Investor, bears to the total Common Stock of the Company then outstanding (assuming full conversion and or exercise of all Common Stock Equivalents then outstanding) (the “Basic Amount”), and (b) with respect to each Eligible UCC Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Eligible UCC Investors as such Eligible UCC Investor shall indicate it will purchase or acquire should the other Eligible UCC Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Eligible UCC Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

          (2) To accept an Offer, in whole or in part, such Eligible UCC Investor must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Eligible UCC Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Eligible UCC Investor’s Basic Amount that such Eligible UCC Investor elects to purchase and, if such Eligible UCC Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Eligible UCC Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Eligible UCC Investors are less than the total of all of the Basic Amounts, then each Eligible UCC Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Eligible UCC Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Eligible UCC Investor bears to the total Basic Amounts of all Eligible UCC Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Eligible UCC Investors a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer’s receipt of such new Offer Notice.

          (3) The Company shall have thirty (30) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Eligible UCC Investors (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

          (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(r)(ii)(3) above), then each Eligible UCC Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Eligible UCC Investor elected to purchase pursuant to Section 4(r)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Eligible UCC Investors pursuant to Section 4(r)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Eligible UCC Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Eligible UCC Investors in accordance with Section 4(r)(ii)(1) above.

          (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Eligible UCC Investors shall acquire from the Company, and the Company shall issue to the Eligible UCC Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(r)(ii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Eligible UCC Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Eligible UCC Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Eligible UCC Investors and their respective counsel; provided that such purchase is on the same terms and conditions as the Subsequent Placement Agreement.

          (6) Any Offered Securities not acquired by the Eligible UCC Investors or other persons in accordance with Section 4(r)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Eligible UCC Investors under the procedures specified in this Agreement.

          (7) In the event the Company has made a good faith determination that any matters relating to an Offer Notice required to be provided to any Eligible UCC Investor pursuant to this Section 4(r) constitute material non-public information, prior to providing such Offer Notice, the Company shall promptly inquire (either orally or in writing) to each Eligible UCC Investor whether such Eligible UCC Investor wants to receive any material nonpublic information (the “Material Event Notice”). Notwithstanding anything contained in this Section 4(r) to the contrary, the Company shall not deliver an Offer Notice that contains material nonpublic information to any Eligible UCC Investor that has not affirmatively indicated (either orally or in writing) that it wishes to receive material nonpublic information. Until the earlier to occur of (x) the date on which a Eligible UCC Investor gives notice (either orally or in writing) to the Company authorizing the delivery of material nonpublic information to the Eligible UCC Investor (the “Material Event Notice Acceptance”) or (y) the date on which the material non-public information which was to be set forth in the Offer Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Section 4(r) to deliver an Offer Notice to the Eligible UCC Investor containing material nonpublic information and such Eligible UCC Investor shall be deemed to have waived the Eligible UCC Investor’s rights hereunder to receive such Offer Notice until such time as the Eligible UCC Investor delivers such Material Event Notice Acceptance to the Company. Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the Offer Notice to any Eligible UCC Investor which contains material non-public information until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which was to be set forth in the Offer Notice has been disclosed in a filing with the SEC.

          (8) Notwithstanding the foregoing provisions of this Section 4(r), if the Company reasonably determines that market conditions dictate that it would be advisable that an issuance or sale of Offered Securities be consummated prior to offering to sell additional Offered Securities to each Eligible UCC Investor pursuant to this Section 4(r), the Company may consummate such issuance or sale of Offered Securities prior to making such offer pursuant to this Section 4(r), provided that the Company shall have made full provision for full compliance with this Section 4(r) in any agreement for the sale of such Offered Securities, and the Company shall within thirty (30) days following the consummation of such issuance or sale, comply with the provisions of this Section 4(r).

          (9) In addition, the Company and the Company’s Board of Directors will take all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or other agreements or the laws of its state of incorporation, and in order to comply with applicable law.

          (s) Lock-Up Agreements. The Company shall not amend, waive or modify any of the Lock-Up Agreements without the written consent of the Required Holders (as defined in the Certificate of Designations).

          (t) Approval of Principal Market. The Company shall use commercially reasonable efforts, acting diligently and in good faith, to obtain the approval of the Principal Market with respect to the transactions contemplated by the Transaction Documents as soon as practicable.

          (u) Collateral Agent. Each Buyer hereby (a) appoints the UCC Investor (together with any successor collateral agent pursuant to Section 4(v)), as the collateral agent hereunder, under the Notes and under the other Secured Note Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof and such powers as are reasonably incidental thereto. The Collateral Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees, agents and affiliates shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Transaction Document except to the extent caused by its own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction), and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees, agents and affiliates (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such of the duties and obligations of the Collateral Agent pursuant hereto or any of the other Transaction Documents. Any such indemnification by the Buyers shall be pro rata based on the aggregate outstanding principal amount of Notes held by each Buyer. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from action (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders (as defined in the Notes) of the Notes then outstanding (or, if expressly required in the Secured Note Documents, a greater proportion of the Holder of the Notes), and such instructions shall be binding upon all holders of the Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          (v) Successor Collateral Agent.

               (i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Secured Note Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.

               (ii) Upon any such notice of resignation, the Required Holders of the Notes then outstanding shall appoint a successor collateral agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Secured Note Documents. After the Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(v) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Secured Note Documents.

               (iii) If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent shall then appoint a successor as collateral agent who shall serve as the collateral agent until such time, if any, as the Required Holders of the Notes then outstanding appoints a successor collateral agent as provided above.

          (w) Collateral Agent Individually. The Collateral Agent and its affiliates may make loans and other extensions of credit to, acquire Securities of, engage in any kind of business with, the Company or any affiliate thereof as though it were not acting as Collateral Agent and may receive separate fees and other payments therefore.

          (x) Buyer Credit Decision. Each Buyer acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Buyer or affiliate thereof or upon any document solely or in part because such document was transmitted by the Collateral Agent or any of its affiliates to such Buyer, conduct its own independent investigation of the financial condition and affairs of each of the Company and its Subsidiaries and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Transaction Document or with respect to any transaction contemplated in any Transaction Document, in each case based on such documents and information as it shall deem appropriate.

          (y) Exercise of Remedies. Each Buyer agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Secured Note Document or to realize upon any collateral security for the Notes and all obligations related thereto; it being understood and agreed that such rights and remedies may be exercised only (i) so long as the Notes are outstanding, by the Collateral Agent in accordance with the terms of the Secured Note Documents, and (ii) to the extent that the Notes are no longer outstanding, by the UCC Investor in accordance with the terms hereof.

          (z) No Solicitation of Competing Proposal or Changes of Recommendation.

               (i) No Solicitation or Changes of Recommendation. From and after the date of this Agreement until the earlier of the Closing Date or the date, if any, on which this Agreement is properly terminated pursuant to Section 8(a) (such earlier date, the “Termination Date”), the Company shall not, and shall cause its Subsidiaries and its and their respective representatives not to, directly or indirectly:

          (1) solicit, initiate, facilitate or encourage (including by way of providing information) the making, submission, announcement or completion of any Competing Proposal (as defined below) or take any action that is intended to lead to any Competing Proposal;

          (2) furnish or disclose to any person any non-public information relating to the Company or any of its Subsidiaries in response to, in connection with or to any person who would reasonably be expected to be interested in making, any Competing Proposal;

          (3) participate or engage in any discussions or negotiations with any Person with respect to, or otherwise cooperate with or assist any Person in connection with, any Competing Proposal;

          (4) support, adopt, approve, endorse or recommend any Competing Proposal;

          (5) enter into any letter of intent, agreement in principle, investment agreement, purchase agreement, merger agreement, acquisition agreement, option agreement or similar document or any other contract or agreement relating to any Competing Proposal; or

          (6) resolve, propose, disclose any intention or agree to do any of the foregoing.

               (ii) Cessation of Negotiations. The Company shall, and shall cause its Subsidiaries and its and their respective representatives, to immediately cease any existing solicitations, discussions or negotiations with any person that has made or indicated an intention to make, has been invited to make, or has requested or been provided with non-public information relating to the Company or any of its Subsidiaries relating to, a Competing Proposal.

               (iii) Notice of Competing Proposals and Developments. The Company shall provide notice to the Buyers of the receipt by the Company, any of its Subsidiaries or any of its or their respective representatives, prior to the earlier of the Termination Date and the Closing Date, of (i) any Competing Proposal or (ii) any request for non-public information relating to the Company or any of its Subsidiaries reasonably relating to such a Competing Proposal, in either case promptly, and in all cases within twenty-four (24) hours following, receipt thereof, including all material terms and conditions of such Competing Proposal or request and the identity of the Person or group making any such Competing Proposal or request. The Company shall forward to the Buyers copies of all written material (including materials received by facsimile and electronic communications) received by the Company, any of its Subsidiaries or any of its or their respective Representatives relating to any such Competing Proposal or request promptly, and in all cases within twenty-four (24) hours following, receipt thereof. The Company shall keep each Buyer informed on a reasonably current basis (and in any event within twenty-four (24) hours of the occurrence of any changes, developments, discussions or negotiations), and at any time upon the request of any Buyer from time to time, of the status and material terms and conditions (including all amendments or proposed amendments) of any such Competing Proposal or request.

               (iv) Enforcement of Standstills and Confidentiality Agreements. Until the earlier of the Termination Date and the Closing Date, the Company shall enforce, and shall not release or permit the release of any person from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any provision of, any nondisclosure, confidentiality, standstill or similar agreement or provision to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights. Until the earlier of the Termination Date and the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries or its or their representatives to, enter into any nondisclosure or confidentiality agreement with any person subsequent to the date of this Agreement, and none of the Company, any of its Subsidiaries or any of its or their respective representatives is party to any agreement, which prohibits the Company from providing any information to any Buyer.

               (v) Competing Proposal Definition. As used in this Agreement, “Competing Proposal” means any proposal, offer or inquiry (other than a proposal, offer or inquiry by the UCC Investor or any of its affiliates or any of its or their respective representatives) relating to any transaction or series of related transactions involving or resulting in: (i) any acquisition or purchase (including from the Company) by any person or “group” (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than fifteen percent (15%) of the total outstanding voting securities of the Company or any of its Subsidiaries, or any tender offer or exchange offer that, if consummated, would result in the person or “group” (as defined in or under Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of the total outstanding voting securities (including securities that are convertible into voting securities) of the Company or any of its Subsidiaries; (ii) any preferred stock investment in, or debt financing for, the Company or any of its Subsidiaries (other than pursuant to the Notes and other Secured Loan Documents); (iii) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction would hold less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction immediately after consummation thereof; (iv) any sale, lease, exchange, transfer, license, acquisition or disposition of more than fifteen percent (15%) of the aggregate assets of the Company and its Subsidiaries (measured by either book or fair market value thereof) or the aggregate net revenues or net income of the Company and its Subsidiaries; or (v) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company and/or its Subsidiaries.

          (aa) Director Indemnification Agreement. Upon any nominee of the Required Holders (as defined in the Certificate of Designations) being elected to the Board of Directors, the Company shall execute and deliver to such nominee an indemnification agreement in the form of Exhibit I.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

          (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes, the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

          (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of any Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Common Stock and/or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement with prospectus delivery (unless an exemption from the prospectus delivery requirements is available), or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.

          (c) Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer and that the remedy at law for a breach of its obligations under this Section 5 will be inadequate. In addition, the Company agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          (d) Additional Relief. If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within five (5) Business Days of receipt of documents necessary for the removal of legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the holder, if on or after the Trading Day (as defined in the Certificate of Designations) immediately following such five (5) Business Day period, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Deadline Date. “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Market, as reported by Bloomberg (as defined in the Certificate of Designations), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii) of the Certificate of Designations. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Closing Date Securities, to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

               (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Closing Date Securities, being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

               (iv) The Company shall have obtained the approval of the Principal Market with respect to the consummation of the transactions contemplated by the Transaction Documents.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Closing Date Securities is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (i) The Company shall have duly executed and delivered to such Buyer the Closing Date Securities set forth across from such Buyer’s name in the Schedule of Buyers being purchased by such Buyer at the Closing pursuant to this Agreement.

               (ii) The Company and any applicable Subsidiary shall have duly executed and delivered to such Buyer the Transaction Documents to which it is a party.

               (iii) Such Buyer shall have received the opinion of Cooley Godward Kronish LLP, the Company’s outside counsel, dated as of the Closing Date, in a form reasonably acceptable to the Buyers and their counsel.

               (iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

               (v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

               (vi) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

               (vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

               (viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

               (ix) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

               (x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

               (xi) Except as set forth on Schedule 3(e), the Common Stock, including the Conversion Shares and the Warrant Shares (I) shall be designated for quotation or listed on the Principal Market (subject to the official notice of issuance) and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

               (xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any sate prior to the offer and sale of the Securities.

               (xiii) The Company shall have obtained account control agreements in form and substance reasonably satisfactory to the Collateral Agent.

               (xiv) The Company shall have obtained landlord and bailee waivers in form and substance reasonably satisfactory to the Collateral Agent.

               (xv) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

               (xvi) Such Buyer shall have received lock-up agreements in the form attached hereto as Exhibit H (the “Lock-Up Agreements”), duly executed and delivered by all directors and officers of the Company.

               (xvii) The Company shall have obtained the approval of the Principal Market with respect to the consummation of the transactions contemplated by the Transaction Documents pursuant to Nasdaq Rule 5635(f) and shall have delivered a written copy of such approval to the Buyers, and ten (10) days shall have elapsed since the Company shall have mailed to the holders of Common Stock the letter required by Nasdaq Rule 5635(f) in the form previously agreed to by the Parties.

               (xviii) The Company shall have executed and delivered to Union Capital Corporation a management consulting agreement in the form approved by Union Capital Corporation (the “Management Agreement”).

               (xix) The Company shall have paid-off all indebtedness (other than as permitted by the Notes) of the Company and/or its Subsidiaries prior to the Closing and provided to the Buyers proof of such pay-off reasonably satisfactory to the Buyers and any and all related release, cancellation and/or termination documents, duly executed by the Company and such lender thereto, together with the UCC-3 termination statements for all UCC-1 financing statements filed, covering any portion of the Collateral (as defined in the applicable Secured Note Documents) and existing as of the Closing, in each case in form and substance reasonably satisfactory to the Buyers. The Company shall have received from the Diageo Parties a pay-off letter providing for the cancellation of the Diageo Note upon receipt of the Diageo Payoff Amount in form reasonably satisfactory to the UCC Investor.

               (xx) Appropriate financing statements on Form UCC-1 shall be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each applicable Secured Note Document.

               (xxi) Within two (2) Business Days prior to the Closing, the Buyer shall have received to its reasonable satisfaction true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five (5) years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except for Permitted Liens (as defined in the Notes) and as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the applicable Secured Note Documents) and the results of searches for any intellectual property lien, tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers, shall not show any such Liens (as defined in the applicable Secured Note Documents other than Permitted Liens (as defined in the Notes).

               (xxii) Insurance certificates in form and substance satisfactory to the Collateral Agent demonstrating that the insurance policies required by Section 9(l) of the Notes are in full force and effect and have all endorsements required by such Section.

               (xxiii) There shall have been paid to the UCC Investor, for the account of the UCC Investor, all fees and all reimbursements of costs or expenses, in each case due and payable under any Transaction Document on or before the Closing.

               (xxiv) There shall have been paid to Union Capital Corporation a partial closing fee equal to $162,500 in accordance with the terms of the Management Agreement.

               (xxv) The Company shall have delivered a separate indemnification agreement in the form of Exhibit I, each duly executed by the Company, with each of the nominees of the holders of the Series D Preferred Stock to the Board pursuant to the Certificate of Designations, which indemnification agreement shall become effective upon such nominee becoming a member of the Board.

               (xxvi) The Company, Diageo North America, Inc., Diageo-Guinness USA, Inc. (the “Diageo Parties”)and U.S. Concepts Inc. shall have entered into an amendment (the “Diageo Amendment”) to the the Marketing and Promotion Agreement among the Company and the Diageo Parties dated July 1, 2006 (the “Existing Diageo Agreement”) in the form substantially similar to that reviewed by the UCC Investor.

               (xxvii) The Existing Diageo Agreement, as amended by the Diageo Amendment, shall be in full force and effect and not have been terminated.

               (xxviii) The Diageo Payoff Amount shall not exceed $1,600,000.

               (xxix) The Bylaws shall be amended and restated to provide that the Investor Directors (as defined in the Certificate of Designation) have the ability to call a special meeting of the stockholders.

               (xxx) The Company shall have taken all actions necessary and appropriate to cause the Investor Directors (as defined in the Certificate of Designations) to be appointed to the Board of Directors upon Closing.

               (xxxi) The UCC Investor shall be reasonably satisfied that, upon receipt of the aggregate Purchase Price, (a) the Company’s independent auditors will issue an audit report upon the consolidated financial statements of the Company as of, and for the fiscal year ended March 31, 2009, that does not include a going concern, impairment or other qualification and (b) the Company will promptly file with the SEC its Quarterly Reports for the periods ending June 30, 2009 and September 30, 2009 and its Annual Report for the period ending March 31, 2009.

               (xxxii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

          (a) Termination. This Agreement and the obligations of the Company, on the one hand, and each Buyer, on the other hand, to effect the Closing may be terminated at any time prior to the Closing as follows:

               (i) upon the mutual written consent of the Company and the UCC Investor;

               (ii) by the Company:

          (1) if the UCC Investor has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the Company has notified the UCC Investor of the breach, and the breach has continued without cure for a period of ten (10) calendar days after the notice of breach, or

          (2) if the Closing shall not have occurred on or before December 21, 2009 (the “Outside Date”), by reason of the failure of any of the conditions set forth in Section 6 hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document);

               (iii) by the UCC Investor:

          (1) if the Company has breached any representation, warranty, or covenant contained in this Agreement or in any other Transaction Document in any material respect, the UCC Investor has notified the Company of the breach, and the breach has continued without cure for a period of ten (10) calendar days after the notice of breach, or

          (2) if the Closing shall not have occurred on or before the Outside Date, by reason of the failure of any of the conditions set forth in Section 7 hereof or if satisfaction of any such condition by such date is or becomes impossible (unless the failure results primarily from the UCC Investor breaching any representation, warranty, or covenant contained in this Agreement or any other Transaction Document).

          (b) Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 8(a), except as provided herein, all of the parties shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Buyers or the Company; provided, that no such termination shall relieve any party hereto from liability for a breach of any of its covenants or agreements contained in this Agreement except in the case of those covenants or agreements that are solely intended to be performed after Closing; provided further, that the covenants and agreements of the parties set forth in Section 8 and Section 9 hereof shall survive any such termination and shall be enforceable hereunder; and provided further, the Company shall be obligated to pay and/or reimburse the fees and expenses of the UCC Investor, Union Capital Corporation and their respective designees pursuant to Section 4(g), notwithstanding any such termination. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby. Notwithstanding this Section 8(b), if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions of the terminating party’s obligations under this Agreement is not satisfied as a result of the non-terminating party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal and equitable remedies (including rights to specific performance under Section 9(m)) will survive such termination unimpaired.

9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares issued and issuable hereunder and the Required Holders (as defined in the Notes), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought; provided, however, that the holders of a majority of the Preferred Shares issued and issuable hereunder and the Required Holders (as defined in the Notes), may waive any provision hereof that is intended for the benefit of the Buyers and such waiver shall be applicable to all Buyers and holders of Securities, as applicable.No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares and the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares, holders of the Notes, holders of the Common Stock or holders of Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

75 Ninth Avenue
New York, NY 10011
Telephone:	212-366-3400
Facsimile:	212-660-3863
Attention:	Board of Directors

With a copy (for informational purposes only) to:

Cooley Godward Kronish LLP
1114 Avenue of the Americas
New York, NY 10036

Telephone:	212-479-6000
Facsimile:	212-479-6275
Attn: Zev Bomrind

If to the Transfer Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Telephone:	1-800-937-5449
Facsimile:	718-921-8335
Attention:	Geraldine Zarbo

          If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Telephone:	203-325-5000
Facsimile:	203-325-5001
Attention:	Charles J. Downey III, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes, the Preferred Shares or the Warrants. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of:

          (i) at least a majority in aggregate principal amount of the outstanding Notes, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes); and

          (ii) at least a majority of the aggregate number of the Preferred Shares issued hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants).

A Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided however, that a transfer of any Security by a Buyer shall require, in the case of the Preferred Shares, Warrant Shares or Conversion Shares, the prior written consent of the holders of at least a majority of the then-outstanding aggregate number of the Preferred Shares issued hereunder and, in the case of the Notes, at least a majority in aggregate principal amount of the outstanding Notes.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, that Sections 4(s), 4(t), 4(u), 4(v), 4(w), 9(k), 9(m), 9(n), and 9(o) are for the benefit of the Collateral Agent and may be enforced by the Collateral Agent.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Collateral Agent, each Buyer and each other holder of the Securities (other than holders of Securities purchased on any Eligible Market (as defined in the Certificate of Designations) or the Principal Market with respect to those Securities), and all of the Collateral Agent’s and such Buyer’s stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements, (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby unless resulting from the gross negligence or willful misconduct of a Buyer as determined by a court of competent jurisdiction pursuant to a final non-appealable order, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities (other than holders of Securities purchased on any Eligible Market or the Principal Market with respect to those Securities), as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, but excluding, in the case of this clause (iii), any loss in value of any investment in the Company by such Buyer. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Subject to Section 4(y), each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Collateral Agent or the Buyers. The Company therefore agrees that the Collateral Agent and the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Collateral Agent or any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Collateral Agent or such Buyer may rescind or withdraw, in its sole discretion from time to time prior to the Company’s performance upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

          (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers or the Collateral Agent enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Subject to Section 4(y), each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          (q) Counsel Issues. It is acknowledged by all of the parties that the UCC Investor has retained Finn Dixon & Herling LLP to act as its special counsel in connection with the transactions contemplated hereby and that Finn Dixon & Herling LLP has not acted as counsel for any other Buyer or for any other party in connection with the transactions contemplated hereby and that none of the other Buyers or any other party has the status of a client of Finn Dixon & Herling LLP for conflict of interest or any other purposes as a result thereof.

[Signature Page Follows]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

‘mktg, inc.’

	By:	/s/ Charles Horsey

		Name:	Charles Horsey
		Title:	President

Buyers:
UCC-mktg Investment, LLC

	By:	UCC-mktg Partners, LLC
	Its:	Manager

	By:	/s/ Gregory J. Garville

		Name:	Gregory J. Garville
		Title:	Managing Director

MANAGEMENT BUYERS

/s/ Marc Particelli

Name: Marc Particelli

/s/ Charles Horsey

Name: Charles Horsey

/s/ Patty Hubbard

Name: Patty Hubbard

/s/ James Ferguson

Name: James Ferguson

/s/ Dave Arnold

Name: Dave Arnold

SCHEDULE A

Schedule of Buyers

Name	Principal Amount of Senior Notes	Number of Preferred Shares	Number of Warrants	Aggregate Purchase Price

UCC BUYERS:
UCC-mktg Investment, LLC c/o Union Capital Corporation 445 Park Avenue 14th Floor New York, NY 10022 Attn: Gregory J. Garville Telephone: 212-832-1141 Facsimile: 212-832-0554	$2,132,500	2,132,500	2,095,200	$4,265,000
MANAGEMENT BUYERS:
Marc Particelli	$250,000	250,000	245,627	$500,000
Charles Horsey	$100,000	100,000	98,251	$200,000
Patty Hubbard	$12,500	12,500	12,281	$25,000
James Ferguson	$2,500	2,500	2,456	$5,000
Dave Arnold	$2,500	2,500	2,456	$5,000
TOTALS	$2,500,000	2,500,000	2,456,272	$5,000,000

A-1